   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997
                                                      REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                EMC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MASSACHUSETTS                           3577                          04-2680009
 (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANI-
            ZATION)                  CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                               171 SOUTH STREET
                        HOPKINTON, MASSACHUSETTS 01748
                                (508) 435-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                             PAUL T. DACIER, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                EMC CORPORATION
                               171 SOUTH STREET
                        HOPKINTON, MASSACHUSETTS 01748
                                (508) 435-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  Copies to:
                             DAVID B. WALEK. ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110
                                (617) 951-7388
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

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
      TITLE OF EACH CLASS OF                AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM
   SECURITIES TO BE REGISTERED               REGISTERED    OFFERING PRICE PER SHARE(1) AGGREGATE OFFERING PRICE(1)
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share.   3,660,000 shares           $30.84                   $112,888,125
------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS OF                 AMOUNT OF
   SECURITIES TO BE REGISTERED            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share.       $100(2)
------------------------------------------------------------------------------------------------------------------

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(1) Based upon the average of the high and low sale prices on the New York
    Stock Exchange on November 25, 1997.
(2) Represents the minimum filing fee required under Section 6(b) of the Securities Act of 1933, as amended. Fees in the amounts of $246.60, $1,659.38 and $3,423.29 previously paid in connection with the registration of 1,000,000, 2,160,000 and 500,000 shares, respectively, on Form S-8 (Reg. Nos. 33-51800, 33-54860 and 333-31471, respectively), and remaining unsold thereunder, are transferred to this registration statement in payment of the applicable filing fee pursuant to Rule 429(b).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 26, 1997

                                EMC CORPORATION

                        3,660,000 SHARES OF COMMON STOCK

                                  -----------

  This Prospectus relates to up to 3,660,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of EMC Corporation (the "Company") that may be offered and sold to participants and Immediate Family Members (as defined below) of certain participants in the EMC Corporation 1985 Stock Option Plan, as amended from time to time (the "1985 Plan"), the EMC Corporation 1992 Stock Option Plan for Directors, as amended from time to time (the "1992 Plan"), and the EMC Corporation 1993 Stock Option Plan, as amended from time to time (the "1993 Plan" and, together with the 1985 Plan and the 1992 Plan, collectively, the "Plans") upon the exercise of non-qualified stock options ("NQSOs") granted to such participants under the Plans (the "Stock Options") that have been or may be transferred by such participants (each a "Participant Transferor") to Immediate Family Members ("Transferred Options"), in accordance with the terms of the respective Plans and the grant documents specifying the terms and conditions of such Stock Options. "Immediate Family Members" means the children, grandchildren, spouse or common law spouse, siblings or parents of the participant or bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are such persons or the participant.

  The Company will sell the Shares to Plan participants and Immediate Family Members in accordance with the terms of the Stock Options or the Transferred Options, respectively. The exercise price of each Stock Option and each Transferred Option has been or will be determined by the Board of Directors of the Company or the Committee (as defined herein).

  The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "EMC." On November 25, 1997 the closing sale price of the Common Stock on the NYSE was $30.63 per share.

                                  -----------

 THE SHARES HAVE NOT  BEEN APPROVED BY THE  SECURITIES AND EXCHANGE COMMISSION
  OR  ANY   STATE  SECURITIES   COMMISSION,  NOR  HAVE   THESE  ORGANIZATIONS
   DETERMINED   THAT  THIS   PROSPECTUS   IS  ACCURATE   OR  COMPLETE.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

 YOU SHOULD  RELY ONLY ON THE  INFORMATION CONTAINED IN THIS DOCUMENT  OR THAT
   WE HAVE  REFERRED YOU TO.  WE HAVE NOT  AUTHORIZED ANYONE TO  PROVIDE YOU
     WITH INFORMATION THAT IS DIFFERENT.

                                  -----------

 THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN
  OFFER  TO   PURCHASE  THE  SHARES   OFFERED  BY  THIS  PROSPECTUS   IN  ANY
   JURISDICTION IN  WHICH, OR TO OR FROM  ANY PERSON TO OR FROM WHOM,  IT IS
     UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER.

                                  -----------

NEITHER  THE DELIVERY OF  THIS PROSPECTUS  NOR ANY  DISTRIBUTION OF THE  SHARES
 OFFERED PURSUANT  TO THIS PROSPECTUS  SHALL, UNDER ANY  CIRCUMSTANCES, CREATE
  ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS
   OR THAT  THE INFORMATION HEREIN IS  CORRECT AS OF ANY  TIME SUBSEQUENT TO
    ITS DATE.

                   The date of this Prospectus is     , 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation of Certain Information by Reference..........................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Determination of Offering Price............................................   4
Description of the Plans and the Stock Options.............................   5
Federal Income Tax Consequences............................................  13
Plan of Distribution.......................................................  14
Legal Matters..............................................................  14
Experts....................................................................  14

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's internet Web site at http://www.sec.gov. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission with respect to the securities to which this Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The description of the Common Stock of the Company on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on March 4, 1988, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 1-9853), the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and the Company's Current Reports on Form 8-K dated March 13, 1997 and October 22, 1997 are hereby incorporated by reference in this Prospectus.

  In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement of which this Prospectus forms a part and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for such copies should be directed to: Investor Relations Department, EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748 (telephone number (508) 435-1000).

                                  THE COMPANY

  The Company designs, manufactures, markets and supports a wide range of storage-related hardware, software and service products for the multi-billion dollar market for mainframe, open systems and network attached storage systems. The Company has become a leading supplier of intelligent enterprise storage and retrieval technology for both mainframe and open systems environments. These products are sold as storage solutions for customers utilizing a variety of the world's most popular computer system platforms. The Company's products provide solutions for a wide range of customer storage requirements, from the highest performance mission critical applications to extremely high capacity business support applications.

  The Company was organized as a Massachusetts corporation in August 1979. The Company's corporate headquarters is located at 171 South Street, Hopkinton, Massachusetts 01748, and the telephone number is (508) 435-1000.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Shares offered hereby for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

  The Company will sell the Shares to Plan participants and Immediate Family Members in accordance with the terms of the Stock Options and Transferred Options, respectively. The exercise price of each Stock Option and each Transferred Option has been or will be determined by the Board of Directors of the Company or the Committee (as defined herein).

                DESCRIPTION OF THE PLANS AND THE STOCK OPTIONS

INFORMATION RELATING TO STOCK OPTIONS

  Information relating to the exercise of Stock Options by Plan participants and the related federal income tax consequences is described in the written information regarding the applicable Plan under which such Stock Options were issued, copies of which have been furnished to Plan participants. Copies of such information will be furnished promptly without charge to Plan participants and Immediate Family Members upon written or oral request.

INFORMATION RELATING TO TRANSFERRED OPTIONS

1985 PLAN

 General Information

  The Transferred Options that were originally awarded under the 1985 Plan are subject to the provisions of the 1985 Plan. A copy of the 1985 Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the 1985 Plan summarizes certain material provisions of the 1985 Plan, but does not purport to be complete and is qualified in its entirety by reference to the 1985 Plan.

  The 1985 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

  Currently, the total number of shares of Common Stock that are authorized to be issued under the 1985 Plan is 72,000,000. As of November 18, 1997, 64,519,938 shares have been issued, 6,661,642 are subject to outstanding options and 818,420 are available for future grant.

  The 1985 Plan is administered by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") and, to the extent provided in the 1985 Plan, by the Board of Directors. The Board of Directors or the Committee approves all transactions under the 1985 Plan and determines the provisions of options to be granted under the 1985 Plan.

 Amendment of the 1985 Plan

  The Board of Directors may at any time or times amend the 1985 Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the 1985 Plan as to any further grants of options, provided that no such amendment shall, without the approval of the stockholders of the Company, inter alia, (a) increase the maximum number of shares available under the 1985 Plan, (b) change the group of employees eligible to receive options under the 1985 Plan, (c) extend the time within which options may be granted, or (d) change the amendment provisions of the 1985 Plan, and no such amendment shall adversely affect the rights of any employee (without the employee's consent) under any option previously granted.

 Transferred Options

  Type of Options. Transferred Options granted under the 1985 Plan are or will be NQSOs.

  Option Price. The exercise price of all Transferred Options under the 1985 Plan has been or will be determined by the Board of Directors or the Committee on the date of grant, and is or will be set forth in the option grant.

  Payment. The shares of stock purchased upon any exercise of a Transferred Option shall be paid for in full in cash or, if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, by a combination of cash and Common Stock.

  Exercise of Options. Transferred Options under the 1985 Plan are exercisable at such time or times as the Board of Directors or the Committee shall determine. In the case of an option that is exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised. An Immediate Family Member electing to exercise an option must give written notice to the Company of the election, accompanied by an option exercise notice, any documents required by the Board of Directors or the Committee, and the purchase price. The Board of Directors or the Committee may require the Immediate Family Member to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1985 Plan.

  Tax Withholding. It is a condition of exercise that the Participant Transferor of the Transferred Option satisfy any applicable tax withholding requirements associated with the exercise. The Immediate Family Member must ensure that the Participant Transferor is aware of the exercise and is prepared to satisfy any necessary withholding obligations. For a discussion of the federal income tax consequences, see "Federal Income Tax Consequences."

  Transferability. Under the 1985 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Board of Directors or the Committee may allow for transferability of NQSOs to Immediate Family Members of the option holder, and options may be exercised by an Immediate Family Member only in accordance with the provisions outlined below.

  Upon transfer to an Immediate Family Member, the Transferred Option continues to be governed by and subject to the terms and limitations of the 1985 Plan and the relevant grant, and the Immediate Family Member is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Immediate Family Member are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

 Exercise of Transferred Options by Immediate Family Members

  A Transferred Option may be exercised by an Immediate Family Member at any time from the time first set by the Board of Directors or the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's employment status as described below).

  The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above. See "Transferred Options--Exercise of Options."

  Upon exercise of a Transferred Option by an Immediate Family Member, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

  A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Immediate Family Member (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Immediate Family Member as of the day that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Immediate Family Member in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

  Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Immediate Family Member or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

  Termination. Because Stock Options transferred to Immediate Family Members continue to be governed by the terms of the 1985 Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's employment as set forth below.

  Under the 1985 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's employment with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Immediate Family Member is entitled to exercise an option, then the portion formerly exercisable by the Immediate Family Member may be exercised by the Immediate Family Member within three years of the death of the Participant Transferor. Shares which are not delivered because of termination of options may be reused for other options.

 Changes in Capital

  If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, the number and kind of shares subject to the 1985 Plan and/or the option prices shall be appropriately and equitably adjusted by the Committee or the Board of Directors. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options exercisable at least twenty days prior to the effective date of such dissolution, liquidation, consolidation or merger, or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

1992 PLAN

 General Information

  The Transferred Options that were originally awarded under the 1992 Plan are subject to the provisions of the 1992 Plan. A copy of the 1992 Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes certain material provisions of the 1992 Plan, but does not purport to be complete and is qualified in its entirety by reference to the 1992 Plan.

  The 1992 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of ERISA.

  Currently, the total number of shares of Common Stock that are authorized to be issued under the 1992 Plan is 3,600,000. As of November 18, 1997, 807,332 shares have been issued, 2,312,668 are subject to outstanding options and 480,000 are available for future grant.

  The 1992 Plan is administered by the Board of Directors and the Committee as set forth in the 1992 Plan. The Board of Directors or the Committee approves all transactions under the 1992 Plan and determines the provisions of options to be granted under the 1992 Plan.

 Amendment of the 1992 Plan

  The Board of Directors may at any time, or times, amend the 1992 Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the 1992 Plan as to any further grants of options, provided that (except to the extent expressly required or permitted in the 1992 Plan) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the 1992 Plan; (b) increase the number of options to be granted to Eligible Directors;
(c) amend the definition of Eligible Directors so as to enlarge the group of directors eligible to receive options under the 1992 Plan; (d) reduce the price at which options may be granted other than as permitted in the 1992 Plan; or (e) change the amendment provisions of the 1992 Plan.

 Transferred Options

  Type of Options. Transferred Options granted under the 1992 Plan are or will be NQSOs. The Transferred Options may be either formula options, awarded to each Eligible Director (as defined in the 1992 Plan) or discretionary options (as defined in the 1992 Plan), awarded to Eligible Directors in the sole discretion of the Board of Directors or the Committee.

  Option Price. The exercise price of all Transferred Options under the 1992 Plan has been or will be determined by the Board of Directors or the Committee on the date of grant, and is or will be set forth in the option grant.

  Payment. The shares of stock purchased upon any exercise of a Transferred Option shall be paid for in full in cash, or if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, by a combination of cash and Common Stock.

  Exercise of Options. Transferred Options under the 1992 Plan are exercisable in accordance with the provisions of the 1992 Plan. Each formula option shall become exercisable in increments of 33 1/3% of the shares covered thereby on each of the first through third anniversaries of the grant. Each discretionary option shall become exercisable at such time or times as the Committee or the Board of Directors shall determine. The latest date on which an option may be exercised is the date ten years after the date the option was granted. An Immediate Family Member electing to exercise an option must give written notice to the Company of the election, accompanied by an option exercise notice, any documents required by the Board of Directors or the Committee, and the purchase price. The Board of Directors or the Committee may require the Immediate Family Member to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1992 Plan.

  Taxes. It is a condition of exercise that the Participant Transferor of the Transferred Option satisfy any applicable tax requirements associated with the exercise. The Immediate Family Member must ensure that the Participant Transferor is aware of the exercise and is prepared to satisfy any necessary tax obligations. For a discussion of the federal income tax consequences, see "Federal Income Tax Consequences."

  Transferability. Under the 1992 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Board of Directors or the Committee may allow for transferability of NQSOs to Immediate Family Members of the option holder, and options may be exercised by an Immediate Family Member only in accordance with the provisions outlined below.

  Upon transfer to an Immediate Family Member, the Transferred Option continues to be governed by and subject to the terms and limitations of the 1992 Plan and the relevant grant, and the Immediate Family Member is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Immediate Family Member are subject to the terms and limitations of the original grant to the Participant

Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

 Exercise of Transferred Options by Immediate Family Members

  A Transferred Option may be exercised by an Immediate Family Member at any time from the time first set by the Board of Directors or the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's status as a director as described below).

  The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above. See "Transferred Options--Exercise of Options."

  Upon exercise of a Transferred Option by an Immediate Family Member, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

  A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Immediate Family Member (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Immediate Family Member as of the day that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Immediate Family Member in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

  Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Immediate Family Member or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

  Termination. Because Stock Options transferred to Immediate Family Members continue to be governed by the terms of the 1992 Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's status as a director. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's service with the Company as set forth below.

  Under the 1992 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's service with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Immediate Family Member is entitled to exercise an option, then the portion formerly exercisable by the Immediate Family Member may be exercised by the Immediate Family Member within three years of the death of the Participant Transferor. Shares which are not delivered because of termination of options may be reused for other options.

 Changes in Capital

  If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, the number and kind of shares subject to the 1992 Plan and/or the option prices shall be appropriately and equitably adjusted by the Committee or the Board of Directors. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options exercisable at least twenty days prior to the effective date of such dissolution, liquidation, consolidation or merger, or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

1993 PLAN

 General Information

  The Transferred Options that were originally awarded under the 1993 Plan are subject to the provisions of the 1993 Plan. A copy of the 1993 Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the 1993 Plan summarizes certain material provisions of the 1993 Plan, but does not purport to be complete and is qualified in its entirety by reference to the 1993 Plan.

  The 1993 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of ERISA.

  Currently, the total number of shares of Common Stock that are authorized to be issued under the 1993 Plan is 28,000,000. As of November 18, 1997, 2,882,466 shares have been issued, 18,458,820 shares are subject to outstanding options and 6,658,714 shares are available for future grants.

  The 1993 Plan is administered by the Board of Directors and the Committee, as set forth in the 1993 Plan. The Board of Directors or the Committee approves all transactions under the 1993 Plan and determines the provisions of options to be granted under the 1993 Plan.

 Amendment of the 1993 Plan

  The Board of Directors may at any time or times amend the 1993 Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the 1993 Plan as to any further grants of options, provided that no such amendment shall, without the approval of the stockholders of the Company, inter alia, (a) increase the maximum number of shares available under the 1993 Plan, (b) change the group of employees eligible to receive options under the 1993 Plan, (c) extend the time within which options may be granted, or (d) change the amendment provisions of the 1993 Plan, and no such amendment shall adversely affect the rights of any employee (without the employee's consent) under any option previously granted.

 Transferred Options

  Type of Options. Transferred Options under the 1993 Plan are or will be NQSOs.

  Option Price. The exercise price of all Transferred Options under the 1993 Plan has been or will be determined by the Board of Directors or the Committee on the date of grant, and is or will be set forth in the option grant.

  Payment. The shares of stock purchased upon any exercise of a Transferred Option shall be paid for in full in cash or, if permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, by a combination of cash and Common Stock.

  Exercise of Options. Transferred Options under the 1993 Plan are exercisable at such time or times as the Board of Directors or the Committee shall determine. In the case of an option that is exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised. An Immediate Family Member electing to exercise an option must give written notice to the Company of the election, accompanied by an option exercise notice, any documents required by the Board of Directors or the Committee, and the purchase price. The Board of Directors or the Committee may require the Immediate Family Member to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1993 Plan.

  Tax Withholding. It is a condition of exercise that the Participant Transferor of the Transferred Option satisfy any applicable tax withholding requirements associated with the exercise. The Immediate Family Member must ensure that the Participant Transferor is aware of the exercise and is prepared to satisfy any necessary withholding obligations. For a discussion of the federal income tax consequences, see "Federal Income Tax Consequences."

  Transferability. Under the 1993 Plan, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that the Board of Directors or the Committee may allow for transferability of NQSOs to Immediate Family Members of the option holder, and options may be exercised by an Immediate Family Member only in accordance with the provisions outlined below.

  Upon transfer to an Immediate Family Member, the Transferred Option continues to be governed by and subject to the terms and limitations of the 1993 Plan and the relevant grant, and the Immediate Family Member is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Immediate Family Member are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

 Exercise of Transferred Options by Immediate Family Members

  A Transferred Option may be exercised by an Immediate Family Member at any time from the time first set by the Board of Directors or the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's employment status as described below).

  The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above. See "Transferred Options--Exercise of Options."

  Upon exercise of a Transferred Option by an Immediate Family Member, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

  A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Immediate Family Member (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Immediate Family Member as of the day that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Immediate Family Member in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

  Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Immediate Family Member or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

  Termination. Because Stock Options transferred to Immediate Family Members continue to be governed by the terms of the 1993 Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's employment as set forth below.

  Under the 1993 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's employment with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Immediate Family Member is entitled to exercise an option, then the portion formerly exercisable by the Immediate Family Member may be exercised by the Immediate Family Member within three years of the death of the Participant Transferor. Shares which are not delivered because of termination of options may be reused for other options.

 Changes in Capital

  If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Stock, the number and kind of shares subject to the 1993 Plan and/or the option prices shall be appropriately and equitably adjusted by the Committee or the Board of Directors. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options exercisable at least twenty days prior to the effective date of such dissolution, liquidation, consolidation or merger, or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

                        FEDERAL INCOME TAX CONSEQUENCES

  Prior to making a transfer of a Stock Option, a participant should consult with his or her personal tax advisors concerning the possible federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of federal income tax consequences for the Participant Transferor and the Immediate Family Member set forth below assumes that the Transferred Option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a Stock Option during a participant's lifetime is made by way of gift and no consideration is received therefor.

  Federal Income Tax Consequences for Participant Transferors. A Participant Transferor who transfers a Stock Option by way of gift to an Immediate Family Member or a trust for the benefit of an Immediate Family Member or a partnership in which only Immediate Family Members are partners will not recognize income at the time of the transfer. Instead, at the time the Immediate Family Member exercises the Transferred Option, the Participant Transferor will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. (Special rules may apply to participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income.) Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participant Transferors may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a federal income tax deduction at such time and in the same amount that the Participant Transferor recognizes as ordinary income. In the event the Immediate Family Member exercises the Transferred Option after the death of the Participant Transferor, any such ordinary income will generally be recognized by the Participant Transferor's estate.

  Federal Income Tax Consequences for Immediate Family Members. An Immediate Family Member will not recognize income at the time of the transfer of a Stock Option. As described in the preceding paragraph, the Participant Transferor (or the estate of the Participant Transferor, as the case may be) and not the Immediate Family Member will generally recognize ordinary compensation income at the time the Immediate Family Member exercises the Transferred Option. An Immediate Family Member who chooses to exercise a Transferred Option in whole or in part by delivery of other shares of Common Stock already owned by the Immediate Family Member should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

  Federal Income Tax Consequences on Subsequent Sale of Stock. If shares acquired upon exercise of a Transferred Option are later sold or exchanged, then the difference between the sale price and the Immediate Family Member's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the Immediate Family Member) depending upon whether the stock has been held for more than one year after the exercise date. The tax basis for the shares in the hands of the Immediate Family Member would be the exercise price for the Transferred Option plus the amount of the income recognized by the Participant Transferor (or the estate of the Participant Transferor, as the case may be) at the time of exercise.

                             PLAN OF DISTRIBUTION

  The Shares are being registered to permit the sale by the Company of such Shares to certain Plan participants or Immediate Family Members upon the exercise of Stock Options or Transferred Options, respectively. The Company has agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the Shares covered by this Prospectus. The Shares may be sold from time to time in one or more transactions at offering prices determined in accordance with the terms of the Stock Options or the Transferred Options, as the case may be.

  The Common Stock is listed for trading on the New York Stock Exchange, and the Shares have been approved for listing on the New York Stock Exchange.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Ropes & Gray, One International Place, Boston, Massachusetts. Certain partners of Ropes & Gray are the beneficial owners of an aggregate of approximately 48,000 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 30, 1995 and December 31, 1996 and for each of the three years in the period ended December 31, 1996 appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the issuance of the securities being registered. All of the amounts shown are estimates except the Commission registration fee. Such expenses will be borne by the Company:

                                                                         AMOUNT
                                                                         -------
      Registration Fee.................................................. $   100
      Legal Fees and Expenses........................................... $ 5,000
      Printing Fees..................................................... $ 1,000
      Miscellaneous..................................................... $   900
                                                                         -------
        Total........................................................... $ 7,000
                                                                         =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 9 of the By-laws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification, by (a) a disinterested majority of the directors then in office; or (b) a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant; or
(c) the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under such Section 9. The right of indemnification provided by such Section 9 is not to be exclusive of or affect any rights to which any director or officer may otherwise be entitled. As used in such Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in such Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

ITEM 16. EXHIBITS

  The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

 4.1 Articles of Organization, as amended. Incorporated by reference from the Company's Current Report on Form 8-K dated May 26, 1995 and from the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed with the Commission on August 12, 1997 (File No. 0-14367).

 4.2 Bylaws, as amended. Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995 filed with the Commission on August 11, 1995.

 5.1 Opinion of Ropes & Gray.

23.1 Consent of Ropes & Gray (included with Exhibit 5.1 hereof).

23.2 Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (included with the signature pages to this Registration Statement).

99.1 EMC Corporation 1985 Stock Option Plan. Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 1-9853) filed with the Commission on February 27, 1997.


99.2 EMC Corporation 1992 Stock Option Plan for Directors. Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 1-9853) filed with the Commission on February 27, 1997.

99.3 EMC Corporation 1993 Stock Option Plan. Incorporated by reference from the Company's Registration Statement on Form S-8 filed with the Commission on July 17, 1997 (Commission File No. 333-31471).

ITEM 17.  UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on November 24, 1997.

                                          EMC Corporation

                                              /s/ Richard J. Egan
                                          By: _________________________________
                                          Name: Richard J. Egan
                                          Title: Chairman of the Board and
                                                 Director

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of EMC Corporation, hereby severally constitute Richard J. Egan, Colin G. Patteson, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, our true and lawful attorneys-in-fact with full power of substitution and resubstitution, for them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including pre-effective and post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable EMC Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, or any of them, to said Registration Statement and any and all amendments thereto.

  Witness our hands and common seal on the dates set forth below.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                          TITLE                    DATE
             ----------                          -----                    ----

        /s/ Richard J. Egan          Chairman of the Board         November 24, 1997
____________________________________ and Director (Principal
          Richard J. Egan            Executive Officer)

      /s/ Michael C. Ruettgers       President and Chief           November 24, 1997
____________________________________ Executive Officer and
       Michael C. Ruettgers          Director

       /s/ Colin G. Patteson         Senior Vice President, Chief  November 24, 1997
____________________________________ Administrative Officer and
         Colin G. Patteson           Treasurer (Principal
                                     Financial
                                     Officer)

     /s/ William J. Teuber, Jr.      Vice President and Chief      November 24, 1997
____________________________________ Financial Officer
       William J. Teuber, Jr.        (Principal Accounting
                                     Officer)


             SIGNATURES                          TITLE                    DATE
             ----------                          -----                    ----

       /s/ Michael J. Cronin                   Director            November 24, 1997
____________________________________
         Michael J. Cronin

       /s/ John F. Cunningham                  Director            November 24, 1997
____________________________________
         John F. Cunningham

          /s/ John R. Egan                     Director            November 24, 1997
____________________________________
            John R. Egan

        /s/ Maureen E. Egan                    Director            November 24, 1997
____________________________________
          Maureen E. Egan

       /s/ W. Paul Fitzgerald                  Director            November 24, 1997
____________________________________
         W. Paul Fitzgerald

       /s/ Joseph F. Oliveri                   Director            November 24, 1997
____________________________________
         Joseph F. Oliveri

                                 EXHIBIT INDEX

 NUMBER DESCRIPTION
 ------ -----------
  5.1   Opinion of Ropes & Gray.
 23.1   Consent of Ropes & Gray (included with Exhibit 5.1 hereof).
 23.2   Consent of Coopers & Lybrand L.L.P.
 24.1   Power of Attorney (included with the signature page to this
        Registration Statement).